                                                                     Exhibit 4.1





                           CONSTAR INTERNATIONAL INC.,

                        The NOTE GUARANTORS Party Hereto

                                       AND

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     as TRUSTEE

                     ___% SENIOR SUBORDINATED NOTES DUE 2012

                                    INDENTURE

                         Dated as of November [ ], 2002

TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1            Definitions                                             1

Section 1.2            Incorporation by Reference of Trust Indenture Act      31

Section 1.3            Rules of Construction                                  31

                          ARTICLE II

                           THE NOTES

Section 2.1            Form and Dating                                        32

Section 2.2            Execution and Authentication                           32

Section 2.3            Registrar and Paying Agent                             33

Section 2.4            Paying Agent to Hold Money in Trust                    34

Section 2.5            Holder Lists                                           34

Section 2.6            Global Note Provisions                                 34

Section 2.7            Legends                                                36

Section 2.8            Transfer and Exchange                                  36

Section 2.9            Mutilated, Destroyed, Lost or Stolen Notes             37

Section 2.10          Temporary Notes                                         38

Section 2.11          Cancellation                                            38

Section 2.12          Defaulted Interest                                      38

Section 2.13          Additional Notes                                        39

                          ARTICLE III

                           COVENANTS

Section 3.1            Payment of Notes                                       39

Section 3.2            Maintenance of Office or Agency                        40

Section 3.3            Corporate Existence and Corporate Separateness         40

Section 3.4            Payment of Taxes and Other Claims                      40

Section 3.5            Compliance Certificate                                 41

Section 3.6            Further Instruments and Acts                           41

Section 3.7            Waiver of Stay, Extension or Usury Laws                41

Section 3.8           Change of Control                                       41

Section 3.9           Limitation on Incurrence of Additional Indebtedness     42

Section 3.10          Limitation on Restricted Payments                       46

Section 3.11          Limitation on Asset Sales                               49

Section 3.12          Limitation on Designation of Unrestricted Subsidiaries  52

Section 3.13          Limitation on Dividend and Other
                      Payment Restrictions Affecting Restricted Subsidiaries  53

Section 3.14          Limitation on Layered Indebtedness                      55

Section 3.15          Limitation on Liens                                     55

Section 3.16          Limitation on Transactions with Affiliates              56

Section 3.17          Conduct of Business                                     57

Section 3.18          Reports to Holders                                      57

                          ARTICLE IV

                       SURVIVING ENTITY

Section 4.1           Merger, Consolidation and Sale of Assets                58

                           ARTICLE V

                 OPTIONAL REDEMPTION OF NOTES

Section 5.1            Optional Redemption                                    60

Section 5.2            Election to Redeem                                     61

Section 5.3            Notice of Redemption                                   61

Section 5.4            Selection of Notes to Be Redeemed in Part              62

Section 5.5            Deposit of Redemption Price                            62

Section 5.6            Notes Payable on Redemption Date                       62

Section 5.7            Unredeemed Portions of Partially Redeemed Note         63

                          ARTICLE VI

                     DEFAULTS AND REMEDIES

Section 6.1            Events of Default                                      63

Section 6.2            Acceleration                                           64

Section 6.3            Other Remedies                                         65

Section 6.4            Waiver of Past Defaults                                65

Section 6.5            Control by Majority                                    65

Section 6.6            Limitation on Suits                                    65

Section 6.7            Rights of Holders to Receive Payment                   66

Section 6.8            Collection Suit by Trustee                             66

Section 6.9            Trustee May File Proofs of Claim, etc.                 66

Section 6.10          Priorities                                              67

Section 6.11          Undertaking for Costs                                   67

                          ARTICLE VII

                            TRUSTEE

Section 7.1            Duties of Trustee                                      67

Section 7.2            Rights of Trustee                                      68

Section 7.3            Individual Rights of Trustee                           69

Section 7.4            Trustee's Disclaimer                                   70

Section 7.5            Notice of Defaults                                     70

Section 7.6            Reports by Trustee to Holders                          70

Section 7.7            Compensation and Indemnity                             70

Section 7.8            Replacement of Trustee                                 71

Section 7.9            Successor Trustee by Merger                            72

Section 7.10          Eligibility; Disqualification                           72

Section 7.11          Preferential Collection of Claims Against Company       72

                         ARTICLE VIII

              DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1            Legal Defeasance and Covenant Defeasance               73

Section 8.2            Conditions to Defeasance                               74

Section 8.3            Application of Trust Money                             75

Section 8.4            Repayment to Company                                   75

Section 8.5            Indemnity for U.S. Government Obligations              75

Section 8.6            Reinstatement                                          76

Section 8.7            Satisfaction and Discharge                             76

                          ARTICLE IX

                  AMENDMENTS AND SUPPLEMENTS

Section 9.1            Without Consent of Holders                             77

Section 9.2            With Consent of Holders                                77

Section 9.3            Compliance with Trust Indenture Act                    78

Section 9.4            Revocation and Effect of Consents                      79

Section 9.5            Notation on or Exchange of Notes                       79

Section 9.6            Trustee to Sign Amendments and Supplements             79

                           ARTICLE X

                  SUBORDINATION OF THE NOTES

Section 10.1          Agreement to Subordinate                                79

Section 10.2          Liquidation, Dissolution, Bankruptcy                    80

Section 10.3          Default on Designated Senior Indebtedness
                      of the Company                                          80

Section 10.4          Acceleration of Payment of Notes                        81

Section 10.5          When Distribution Must Be Paid Over                     81

Section 10.6          Subrogation                                             81

Section 10.7          Relative Rights                                         82

Section 10.8          Subordination May Not Be Impaired by Company            82

Section 10.9          Rights of Trustee and Paying Agent                      82

Section 10.10         Distribution or Notice to Representative                82

Section 10.11         Article X Not to Prevent Events of Default or
                      Limit Right to Accelerate                               82

Section 10.12         Trust Moneys Not Subordinated                           83

Section 10.13         Trustee Entitled to Rely                                83

Section 10.14         Trustee to Effectuate Subordination                     83

Section 10.15         Trustee Not Fiduciary for Holders of Senior
                      Indebtedness                                            83

Section 10.16         Reliance by Holders of Senior Indebtedness on
                      Subordination Provisions                                83

                          ARTICLE XI

                        NOTE GUARANTEES

Section 11.1          Note Guarantees                                         84

Section 11.2          Limitation on Liability; Termination,
                      Release and Discharge                                   85

Section 11.3          Right of Contribution                                   86

Section 11.4          No Subrogation                                          86

Section 11.5          Additional Note Guarantees                              87

                                   ARTICLE XII

                      SUBORDINATION OF THE NOTE GUARANTEES

Section 12.1          Agreement to Subordinate                                87

Section 12.2          Liquidation, Dissolution, Bankruptcy                    87

Section 12.3          Default on Designated Senior Indebtedness
                      of Note Guarantors                                      88

Section 12.4          Demand for Payment                                      89

Section 12.5          When Distribution Must Be Paid Over                     89

Section 12.6          Subrogation                                             89

Section 12.7          Relative Rights                                         89

Section 12.8          Subordination May Not Be Impaired by Note Guarantors    90

Section 12.9          Rights of Trustee and Paying Agent                      90

Section 12.10         Distribution or Notice to Representative                90

Section 12.11         Article XII Not to Prevent Defaults Under the Note
                      Guarantees or Limit Right To Demand Payment             90

Section 12.12         Trustee Entitled to Rely                                90

Section 12.13         Trustee to Effectuate Subordination                     91

Section 12.14         Trustee Not Fiduciary for Holders of Senior
                      Indebtedness of Note Guarantors                         91

Section 12.15         Reliance by Holders of Senior Indebtedness
                      on Subordination Provisions                             91

                         ARTICLE XIII

                         MISCELLANEOUS

Section 13.1          Trust Indenture Act Controls                            91

Section 13.2          Notices                                                 92

Section 13.3          Communication by Holders with Other Holders             93

Section 13.4          Certificate and Opinion as to Conditions Precedent      93

Section 13.5          Statements Required in Certificate or Opinion           93

Section 13.6          Rules by Trustee, Paying Agent and Registrar            93

Section 13.7          Legal Holidays                                          93

Section 13.8          Governing Law, etc.                                     93

Section 13.9          No Recourse Against Others                              93

Section 13.10         Successors                                              94

Section 13.11         Duplicate and Counterpart Originals                     94

Section 13.12         Severability                                            94

Section 13.13         Table of Contents; Headings                             94



EXHIBIT A             FORM OF FACE OF NOTE AND FORM OF REVERSE SIDE OF NOTE
EXHIBIT B             FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE
                      GUARANTEES


                           Constar International Inc.

         Reconciliation and tie between the Trust Indenture Act of 1939 and the Indenture, dated as of November  , 2002


      Trust Indenture
        Act Section                                      Indenture Section

          310 (a)       ................................    7.10
              (b)       ................................    7.10
              (c)       ................................   Not Applicable

          311 (a)       ................................    7.11
              (b)       ................................    7.11
              (c)       ................................   Not Applicable

          312 (a)       ................................    2.5
              (b)       ................................   13.3
              (c)       ................................   13.3

          313           ................................    7.6

          314 (a)       ................................    3.18
              (b)       ................................   Not Applicable
              (c) (1)   ................................   13.4 (1)
              (c) (2)   ................................   13.4 (2)
              (c) (3)   ................................   Not Applicable
              (d)       ................................   Not Applicable
              (e)       ................................   13.5

          315 (a)       ................................    7.1 (b)
              (b)       ................................    7.5
              (c)       ................................    7.1 (b)
              (d)       ................................    7.1 (c)
              (e)       ................................    7.1 (f), 7.1(i)

          316 (a)(1)(A) ................................    6.5
              (a)(1)(B) ................................    6.4
              (a)(2)    ...............................   Not Applicable
              (b)       ................................    6.6, 6.7
              (c)       ................................    9.4 (b)

          317 (a) (1)   ................................    6.8
              (a) (2)   ................................    6.9
              (b)       ................................    2.04

          318 (a)       ................................    1.2

--------------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of November [ ], 2002, between Constar International Inc., a Delaware corporation (the "Company"), the Note Guarantors party hereto and Wells Fargo Bank Minnesota, National Association (the "Trustee"), as Trustee.

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's ___% Senior Subordinated Notes Due 2012 issued hereunder:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                   Section 1.1 Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person; provided that Indebtedness that is redeemed, defeased, retired or otherwise repaid immediately upon consummation of the transaction by which such other Person is merged or consolidated with or becomes a Restricted Subsidiary of such Person shall not be Acquired Indebtedness.

     "Additional Note Guarantee" has the meaning assigned to it in Section 11.5.

     "Additional Note Guarantor" has the meaning assigned to it in Section 11.5.

     "Additional Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Additional Notes.

     "Additional Note Supplemental Indenture" means a supplement to this Indenture providing for the issuance of Additional Notes duly executed and delivered by the Company, each Note Guarantor and the Trustee pursuant to
Article IX.

     "Additional Notes" has the meaning assigned to it in Section 2.13.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Affiliate Transaction" has the meaning assigned to it in Section 3.16(a).

     "Agent Members" has the meaning assigned to it in Section 2.6(b).

     "Asset Acquisition" means:

     (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

     (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

     (3) any Revocation with respect to an Unrestricted Subsidiary.

     "Asset Sale" means any sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "disposition") by the Company or any Restricted Subsidiary of:

     (a) any Capital Stock (other than Capital Stock of the Company), or

     (b) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (c) any property or assets (other than cash, Cash Equivalents or property or assets referred to in clause (a) or (b) above) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (1) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Article IV;


     (2) a disposition or series of related dispositions of assets with a Fair Market Value not to exceed $1 million in the aggregate;

     (3) for purposes of Section 3.11 only, the making of a Restricted Payment permitted under Section 3.10 or a Permitted Investment.

     (4) a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

     (5) foreclosure of a Lien incurred in accordance with the Indenture;

     (6) the disposition of Receivables and Related Assets pursuant to a Qualified Receivables Program for Fair Market Value thereof; provided that at least 75% of the consideration therefor consists of cash or Cash Equivalents received by the Company or a Restricted Subsidiary in connection therewith; and

     (7) the granting of a license for intellectual property.

     "Asset Sale Offer" has the meaning assigned to it in Section 3.11(c).

     "Asset Sale Offer Amount" has the meaning assigned to it in Section
3.11(c).

     "Asset Sale Offer Notice" means notice of an Asset Sale Offer made pursuant to Section 3.11,which shall be mailed first class, postage prepaid, to each record Holder as shown on the Note Register within 20 days following the 360th day after the receipt of Net Cash Proceeds of any Asset Sale, with a copy to the Trustee, which notice shall govern the terms of the Asset Sale Offer, and shall state:

     (1) the circumstances of the Asset Sale or Sales, the Net Cash Proceeds of which are included in the Asset Sale Offer, that an Asset Sale Offer is being made pursuant to Section 3.11, and that all Notes that are timely tendered will, to the extent lawful, be accepted for payment;

     (2) the Asset Sale Offer Amount and the purchase date (the "Asset Sale Offer Payment Date"), which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Asset Sale Offer notice is mailed (other than as may be required by law);

     (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

     (4) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Payment Date;

     (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the date specified in the notice;

     (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the date specified in the notice, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

     (7) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

     (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

     (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

     (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.11.

     "Asset Sale Offer Payment Date" has the meaning assigned to it in Section 3.11(e).

     "Asset Sale Transaction" means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock and (2) any Designation with respect to an Unrestricted Subsidiary.

     "Authenticating Agent" has the meaning assigned to it in Section 2.2(d).

     "Bank Credit Facility" means one or more credit agreements, including the credit agreement dated as of the Issue Date among the Company, Citicorp North America, Inc., as administrative agent, JPMorgan Chase Bank, as documentation agent, Deutsche Bank Securities Inc., as syndication agent, Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., as lead arrangers and bookrunners, and the lenders named therein, and all amendments thereto, together with the related documents thereto (including, without limitation, any Guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, refinanced or replaced from time to time by one or more agreements, including any agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or increasing amounts borrowed or available to be borrowed thereunder, extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors.

     "Bankruptcy Law Event of Default" means:


     (1) the entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any

Bankruptcy Law or (ii) a decree or order (A) adjudging any Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of any Bankruptcy Party, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

     (2) (i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any Bankruptcy Party, (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law,
(iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party of the Company, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, (vi) the admission by any Bankruptcy Party in writing of its inability to pay its debts generally as they become due, or (vii) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

     "Bankruptcy Party" means the Company and any Significant Restricted Subsidiary or group of Restricted Subsidiaries that, taken together would constitute a Significant Restricted Subsidiary.

     "Board of Directors" means, as to any Person, the Board of Directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" means:


     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

     (2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

     (3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

     "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:


     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

     (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

     (4) time deposits, demand deposits, certificates of deposit, eurodollar time deposits or bankers' acceptances or overnight bank deposits, in each case maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) or (4) above entered into with any bank meeting the qualifications specified in clause (4) above; and

     (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

     "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A.

     "Change of Control" means the occurrence of one or more of the following events:

     (1) any Person or Group (other than the Company or a Wholly Owned Restricted Subsidiary) is or becomes the "beneficial owner," directly or indirectly, in the aggregate of 35% or more of the total voting power of the Voting Stock of the Company; or

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

     (3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the Indenture; or

     (4) the Company consolidates with, or merges with or into, another Person, or the Company sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, determined on a consolidated basis, to any Person, provided that this clause (4) shall not apply to a transaction where the Person or Persons that, immediately prior to such transaction "beneficially owned" the outstanding Voting Stock of the Company are, by virtue of such prior ownership, the "beneficial owners" in the aggregate of a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee person (or if such surviving or transferee Person is a direct or indirect wholly-owned subsidiary of another Person, such Person who is the ultimate parent entity), in each case whether or not such transaction is otherwise in compliance with the Indenture.

For purposes of this definition:

     (a) "beneficial owner" shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have "beneficial ownership" of all securities that such Person or has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     (b) "Person" and "Group" shall have the meanings for "person" and "group" as used in Sections 13(d) and 14(d) of the Exchange Act.

     "Change of Control Offer" has the meaning assigned to it in Section 3.8(a).

     "Change of Control Offer Notice" means notice of a Change of Control Offer made pursuant to Section 3.8, which shall be mailed first-class, postage prepaid, to each record Holder as shown on the Note Register within 30 days following the date upon which a Change of Control occurred, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

     (1) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.8, and that all Notes that are timely tendered will, to the extent lawful, be accepted for payment;

     (2) the Change of Control Payment, and the purchase date (the "Change of Control Payment Date"), which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

     (3) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

     (4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

     (5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the date specified in the notice;

     (6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the date specified in the notice, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

     (7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

     (8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

     (9) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

     (10) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.8.

     "Change of Control Payment" has the meaning assigned to it in Section
3.8(a).

     "Change of Control Payment Date" has the meaning assigned to it in Section 3.8(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

     "Common Stock" means, for any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

     "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity that becomes such in accordance with Article IV.

     "Company Order" has the meaning assigned to it in Section 2.2(c).

     "Consolidated EBITDA" means, for any Person for any period, Consolidated Net Income of such Person for such period, plus or minus the following to the extent deducted or added, as the case may be, in calculating such Consolidated Net Income:

     (1) Consolidated Income Tax Expense for such Person for such period; plus

     (2) Consolidated Interest Expense for such Person for such period; plus

     (3) Consolidated Non-cash Charges for such Person for such period; less

     (4) (x) all non-cash credits and gains increasing Consolidated Net Income for such Person for such period and (y) all cash payments by such Person and its Restricted Subsidiaries during such period relating to non-cash charges that were added back in determining Consolidated EBITDA for such Person in any prior period.

Notwithstanding the foregoing, the items specified in clauses (1) and (3) above for any Restricted Subsidiary shall be added to Consolidated Net Income in calculating Consolidated EBITDA for such Person only:

     (a) in proportion to the percentage of the total Capital Stock of such Restricted Subsidiary held directly or indirectly by the Company, and

     (b) to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary pursuant to its charter and bylaws and each law, regulation, agreement or judgment applicable to such distribution.

     "Consolidated Fixed Charge Coverage Ratio" means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for such Person for the four most recent full fiscal quarters of such Person for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to Consolidated Fixed Charges for such Four Quarter Period. For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act of 1933 for the period of such calculation to:

          (1) the Incurrence or repayment (excluding revolving credit borrowings Incurred or repaid in the ordinary course of business for working capital purposes) or redemption of any Indebtedness or Preferred Stock of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness or Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

          (2) any Asset Sale Transaction or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated EBITDA (provided, that such pro forma Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of Consolidated Net Income) attributable to the assets which are the subject of the Asset Sale Transaction or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

     (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

     (b) if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

     (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreement or Currency Agreement, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, for any Person for any period, the sum, without duplication, of:

     (1) Consolidated Interest Expense for such Person for such period, plus

     (2) the product of:

               (a) the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person or any of its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock of the Company, dividends paid to the Company or a Restricted Subsidiary and stock dividends paid to the Company and its Restricted Subsidiaries on a pro rata basis with any other shareholders of a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times

               (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local tax rate of the such Person, expressed as a decimal.

     "Consolidated Income Tax Expense" means, for any Person for any period, the provision for U.S. federal, state, local and non-U.S. income taxes payable by such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

     (1) the aggregate of cash and non-cash interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not interest expense in accordance with GAAP):

          (a) any amortization or accretion of debt discount or any interest paid on Indebtedness in the form of additional Indebtedness,

          (b) any amortization of deferred financing costs,

          (c) the net costs under Interest Rate Agreements or Currency Agreements (including amortization of fees),

          (d) all capitalized interest,

          (e) the interest portion of any deferred payment obligation,

          (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

          (g) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom:

     (1) net after-tax gains (but not losses) from Asset Sale Transactions or abandonments or reserves relating thereto;

     (2) net after-tax items classified as extraordinary gains and losses;

     (3) for purposes of calculating Consolidated Net Income pursuant to Section 3.10(a)(4)(iii), the net income (or loss) of:

          (a) any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

          (b) a Successor Company prior to assuming the Company's obligations under the Indenture and the Notes pursuant to Article IV;

     (4) the net income (but not loss) of any Restricted Subsidiary to the extent that a corresponding amount could not be distributed to the Company at the date of determination as a result of any restriction pursuant to such Restricted Subsidiary's charter or bylaws or any law, regulation, agreement or judgment applicable to any such distribution;

     (5) the net income (but not loss) of any Person other than the Company, including if applicable, a Surviving Entity, or a Restricted Subsidiary, except to the extent distributed to the Company or a Restricted Subsidiary in cash;

     (6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

     (7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

     (8) the cumulative effect of changes in accounting principles.

     "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries, less applicable depreciation, amortization and other valuation reserves, after deducting therefrom:

     (1) all current liabilities, excluding intercompany items, and

     (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

     "Consolidated Net Worth" means, for any Person, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges, expenses or losses of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge, expense or loss which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

     "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at [Address], Attention: [Corporate Trust Department], or such other address in the Borough of Manhattan, City of New York as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office in the Borough of Manhattan, City of New York of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Covenant Defeasance" has the meaning assigned to it in Section 8.1(c).

     "Crown" means Crown Cork & Seal and Company, Inc. and any other Person, the Voting Stock of which is wholly-owned directly or indirectly by Crown Cork & Seal Company, Inc.

     "Crown Agreements" means the following agreements between the Company or its Subsidiaries and Crown or its Subsidiaries dated as of or prior to the Issue
Date:

     (1) Corporate Agreement;

     (2) Non-Competition Agreement;

     (3) Transition Services Agreement;

     (4) Salt Lake City PET Products Supply and Lease of Related Assets
Agreement;

     (5) Newark Component Supply and Lease of Related Assets Agreement;

     (6) Voghera PET Preform Supply and Lease of Related Assets Agreement;

     (7) Faba Supply Agreement;

     (8) Research and Development Agreement;

     (9) License Agreements;

     (10) Benefits Allocation Agreement;

     (11) Technical Services Agreement;

     (12) Tax Sharing and Indemnification Agreement; and

     (13) Lease Agreements.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Defaulted Interest" has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

     "Designated Senior Indebtedness" means:


          (1) in respect of the Company, the Bank Credit Facility and any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness"; and

          (2) in respect of any Note Guarantor, the Bank Credit Facility and any other Senior Indebtedness of any Note Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by such Note Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Designation" and "Designation Amount" have the meanings assigned to them in Section 3.12(a).

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting a Change of Control or an Asset Sale shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with Section 3.8 or Section 3.11, as the case may be.

     "Domestic Restricted Subsidiary" means any direct or indirect Restricted Subsidiary that is organized under the laws of the United States, any state or territory thereof or the District of Columbia or that Guarantees or otherwise provides credit support for (other than through a non-recourse pledge of Capital Stock to secure a Bank Credit Facility) Indebtedness of the Company or a Note Guarantor, excluding any Restricted Subsidiary with assets with a Fair Market Value of less than $500,000 and whose annual contribution to the Consolidated EBITDA of the Company (without giving effect to any restrictions on such Restricted Subsidiary's ability to pay dividends or otherwise make distributions or advances to the Company) is less than $500,000.

     "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

     "Equity Offering" has the meaning assigned to it in paragraph 5 of the Reverse Side of Note contained in Exhibit A.

     "Event of Default" has the meaning assigned to it in Section 6.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

     "Four Quarter Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio above.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States that are in effect as of the Issue Date.

     "Global Note" means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

          (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means the Person in whose name a Note is registered in the Note Register.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Indebtedness" means with respect to any Person, without duplication:

          (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

          (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

          (5) all letters of credit, banker's acceptances or similar credit transactions, including reimbursement obligations in respect thereof; other than obligations with regard to securing obligations (other than obligations in clauses (1) through (4) above or (6) through (9) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

          (6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (7) through (9) below;

          (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

          (8) all obligations under any Interest Rate Agreements or Currency Agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that:

               (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and

               (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements of such Person.

     "Investment" means, with respect to any Person, any:

          (1) direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) to any other Person,

          (2) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or

          (3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

"Investment" shall exclude extensions of trade credit, accounts receivable or deposits, in each case arising in the ordinary course of business. "Invest," "Investing" and "Invested" shall have corresponding meanings.

For purposes of Section 3.10, the Company shall be deemed to have made an "Investment" in an Unrestricted Subsidiary at the time of its Designation, which shall be equal to the Company's portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the

Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

     "Investment Return" means, in respect of any Investment made after the Issue Date by the Company or any Restricted Subsidiary and treated as a Restricted Payment:

          (1) the cash proceeds received by the Company upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted Subsidiary in respect of such Guarantee;

          (2) in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

               (a) the Company's Investment in such Unrestricted Subsidiary at the time of such Revocation;

               (b) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary at the time of Revocation; and

               (c) the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

          (3) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment less the amount of any previous Investment Return credited in respect of such Investment.

     "Issue Date" means [ ].


     "Issue Date Notes" means the $200,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

     "Legal Defeasance" has the meaning assigned to it in Section 8.1(b).

     "Legal Holiday" has the meaning assigned to it in Section 13.7.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction shall be deemed to have Incurred a Lien on the property leased thereunder.

     "Maturity Date" means [ ], 2012.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales or brokerage commissions, and severance and relocation expenses);

          (2) taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any adjustment to the purchase price or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

     "Note Guarantee" means any guarantee of the Company's Obligations under this Indenture and the Notes by a Restricted Subsidiary pursuant to Article XI.

     "Note Guarantor" means any Restricted Subsidiary which provides a Note Guarantee pursuant to Article XI until such time as its Note Guarantee is released in accordance with the Indenture.

     "Note Register" has the meaning assigned to it in Section 2.3(a).

     "Notes" means any of the Company's ___% Senior Subordinated Notes Due 2012 issued and authenticated pursuant to this Indenture.

     "Obligations" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, the Indenture.

     "Officer" means, when used in connection with any action to be taken by the Company or a Note Guarantor, as the case may be, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company or such Note Guarantor, as the case may be.

     "Officers' Certificate" means, when used in connection with any action to be taken by the Company or a Note Guarantor, as the case may be, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or such Note Guarantor, as the case may be and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who, unless otherwise indicated in this Indenture, may be an employee of or counsel for the Company or any Note Guarantor, and who shall be reasonably acceptable to the Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for the payment, redemption or, in the case of an Asset Sale Offer or Change of Control Offer, repurchase of which, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company, a Note Guarantor or an Affiliate of the Company (if the Company, such Note Guarantor or such Affiliate is acting as Paying Agent) for the Holders of such Notes; provided that, if the Notes (or portions thereof) are to be redeemed or repurchased pursuant to this Indenture, notice of such redemption or repurchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

          (iv) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;


provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     "Paying Agent" has the meaning assigned to it in Section 2.3(a).

     "Payment Blockage Notice" has the meaning assigned to it in Section 10.3(a)(ii).

     "Payment Default" has the meaning assigned to it in Section 10.3(a)(i).

     "Permitted Business" means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any extension, development or expansion thereof to include any business similar, ancillary or complementary thereto.

     "Permitted Indebtedness" has the meaning assigned to it in Section 3.9(b).

     "Permitted Investments" means:

          (1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary, or constituting a merger or consolidation, a transfer of all or substantially all of the assets or a liquidation of such Person into or to the Company or with or into a Restricted Subsidiary;

          (2) Investments by any Restricted Subsidiary in the Company;

          (3) Investments in cash and Cash Equivalents;

          (4) any Investment existing on the Issue Date and any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue
     Date);

          (5) Investments permitted pursuant to Section 3.16(b) (2) or (5);

          (6) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

          (7) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with Section 3.11;

          (8) Investments made solely in the form of common equity of the Company constituting Qualified Capital Stock;

          (9) any Investment acquired by the Company or any of its Restricted
     Subsidiaries:

               (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

               (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) any Interest Rate Agreement or Currency Agreement permitted under
     Section 3.9;

          (11) Investments by the Company or any Restricted Subsidiary in a Receivables Entity in connection with a Receivables Program which does not constitute an Asset Sale by virtue of clause (6) of the definition thereof; provided, however, that any such Investments are made only in the form of Receivables Assets; and

          (12) other Investments not to exceed $25 million at any one time outstanding.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are:

          (1) equity securities; or

          (2) unsecured debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, and that have a final maturity date and a Weighted Average Life to Maturity which is at least six months greater than the final maturity of such Senior Indebtedness (as modified or issued in exchange for Senior Indebtedness by the plan of reorganization or other court order pursuant to which such securities are issued).

     "Permitted Liens" means any of the following:

          (1) Liens in favor of the Company or the Note Guarantors;

          (2) any interest or title of a lessor under any Capitalized Lease Obligation; provided, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation;

          (3) purchase money Liens securing Purchase Money Indebtedness Incurred to finance the acquisition of tangible assets of the Company or a Restricted Subsidiary used in a Permitted Business; provided, that:

               (a) the related Purchase Money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired, and

               (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (5) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (6) Liens securing Interest Rate Agreements or Currency Agreements that relate to Indebtedness that is Incurred in accordance with Section 3.9 and that are secured by the same assets as secure such Interest Rate Agreement or Currency Agreement;

          (7) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the covenant described under Section 3.15 and which Indebtedness has been Incurred in accordance with Section 3.9; provided, that such new Liens do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

          (8) Liens securing Acquired Indebtedness Incurred in accordance with
     Section 3.9 and not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

               (b) such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

          (9) Liens on Receivables Assets or Capital Stock of a Receivables Subsidiary, in each case granted in connection with a Qualified Receivables Transaction;

          (10) a non-recourse pledge of Capital Stock of an Unrestricted Subsidiary to secure a borrowing by such Unrestricted Subsidiary; and

          (11) Liens on assets of a Restricted Subsidiary (other than a Note Guarantor) organized outside of the United States, any state or territory thereof or the District of Columbia to secure Indebtedness of such Restricted Subsidiary permitted under "Certain Covenants--Limitation on Additional Indebtedness."

     "Person" means an individual, partnership, limited partnership corporation, company, limited liability company, unincorporated organization, trust, joint venture, or governmental agency or political subdivision thereof.

     "Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

     "Preferred Stock" means, in respect of any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, assign or otherwise transfer to a Receivables Entity any Receivables Assets to obtain funding for the operations of the Company and its Restricted
Subsidiaries:

          (1) for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities Incurred or issued by any Person in connection therewith:

               (a) directly or indirectly provides for recourse to, or any obligation of, the Company or any Restricted Subsidiary in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings,

               (b) directly or indirectly subjects any property or asset of the Company or any Restricted Subsidiary (other than Capital Stock of a Receivables Subsidiary) to the satisfaction thereof, except for Standard Undertakings, or

               (c) results in such Indebtedness, other obligations or securities constituting Indebtedness of the Company or a Restricted Subsidiary, including following a default thereunder, and

          (2) for which the terms of any Affiliate Transaction between the Company or any Restricted Subsidiary, on the one hand, and any Receivables Entity, on the other, other than Standard Undertakings and Permitted Investments, are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company, and

          (3) in connection with which, neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve a Receivable Entity's financial condition, cause a Receivables Entity to achieve certain levels of operating results, fund losses of a Receivables Entity, or except in connection with Standard Undertakings, purchase assets of a Receivables Entity.

     "Receivables Assets" means:

               (1) accounts receivable, leases, conditional sale agreements, instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case relating to inventory or services of the Company and its Subsidiaries,

               (2) equipment and equipment residuals relating to any of the foregoing,

               (3) contractual rights, Guarantees, letters of credit, Liens, insurance proceeds, collections and other similar assets, in each case related to the foregoing, and

               (4) proceeds of all of the foregoing.

     "Receivables Entity" means a Receivables Subsidiary or any other Person not an Affiliate of the Company, in each case whose sole business activity is to engage in Qualified Receivables Transactions, including to issue securities or other interests in connection with a Qualified Receivables Transaction, and whose sole assets consist of Receivables Assets and related assets.

     "Receivables Subsidiary" means an Unrestricted Subsidiary of the Company that engages in no activities other than Qualified Receivables Transactions and activities related thereto and that is designated by the Board of Directors of the Company as a Receivables

     Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

          (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2) create Indebtedness with:

               (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

               (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, that:

                    (i) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company,

                    (ii) if such Indebtedness being Refinanced is Indebtedness of a Note Guarantor, then such Indebtedness shall be Indebtedness of the Company and/or such Note Guarantor, and

                    (iii)if such Indebtedness being Refinanced is Subordinated
               Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes or the relevant Note Guarantee, if applicable, at least to the same extent and in the same manner as the indebtedness being Refinanced.

     "Record Date" has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

     "Redemption Date" means, with respect to any redemption of Notes, the date fixed for such redemption with respect thereto pursuant to this Indenture and the Notes.

     "Registrar" has the meaning assigned to it in Section 2.3(a).

     "Representative" means any trustee or other authorized agent or other representative in any issue of Senior Indebtedness.

     "Restricted Payment" has the meaning assigned to it in Section 3.10(a).

     "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

     "Revocation" has the meaning assigned to it in Section 3.12(c).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person (other than the Company or a Restricted Subsidiary) or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

     "Senior Indebtedness" means, at any date, with respect to the Company or any Note Guarantor, as the case may be:

          (1) all Obligations of the Company or such Note Guarantor, as the case may be under the Bank Credit Facility, including all Interest Rate Agreements or Currency Agreements with respect thereto; and

          (2) all Obligations in respect of Indebtedness of the Company or such Note Guarantor, as the case may be, for borrowed money or in respect of Capitalized Lease Obligations.

     Notwithstanding the preceding, Senior Indebtedness shall not include any liability or Obligation of the Company or any Note Guarantor, as the case may be in respect of the following:

          (1) U.S. federal, state, local, non-U.S. or other taxes;

          (2) any Indebtedness among or between the Company and any Subsidiary or Affiliate of the Company;

          (3) any trade payables;

          (4) that portion of any Indebtedness that is Incurred in violation of the Indenture;

          (5) any Disqualified Capital Stock;

          (6) any Indebtedness that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Note Guarantor, as the case may be;

          (7) any Indebtedness (other than the Bank Credit Facility) that is not by its express terms senior in right of payment to the Notes, in the case of the Company, or the relevant Note Guarantee, in the case of such Note Guarantor, or is subordinated in right of payment to any other Indebtedness of the Company or such Note Guarantor, as the case may be; or

          (8) any liabilities of Crown or any of Crown's subsidiaries (excluding, for the avoidance of doubt, the Company or any Note Guarantor) which becomes an obligation of the Company or any Note Guarantor by operation of any law, rule, regulation or order without having been expressly assumed by it.

     "Senior Subordinated Indebtedness" means, with respect to the Company, the Notes and, with respect to any Note Guarantor, such Note Guarantor's Note Guarantee, and any other Indebtedness of the Company or such Note Guarantor, as the case may be that specifically provides that such Indebtedness is to rank equal in right of payment with the Notes or such Note Guarantor, as the case may be and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Note Guarantor, as the case may be which is not Senior Indebtedness.

     "Significant Restricted Subsidiary" means a Subsidiary of the Company constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the Issue Date, except that for purposes of such determination a 5% threshold shall be used for all purposes rather than the 10% threshold stated in Rule 1-02(w).

     "Special Record Date" has the meaning assigned to it in Section 2.12(a).

     "Standard Undertakings" means representations, warranties, covenants, indemnities and similar obligations entered into by the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction, which are customary in similar non-recourse receivables securitization transactions and which do not cause any Indebtedness Incurred in connection therewith to constitute Indebtedness of the Company or any Restricted Subsidiary or a liability on the balance sheet of the Company or its Restricted Subsidiaries prepared in accordance with GAAP, including following a default thereunder.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Indebtedness" means, with respect to the Company or any Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be.

     "Subsidiary" means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person's outstanding Voting Stock.

     "Surviving Entity" has the meaning assigned to it in Section 4.1(a)(1)(ii).

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

     "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Unrestricted Subsidiary" means Constar Ambalaj Sanayi Ve Ticaret A.S., any Receivables Subsidiary and any other Subsidiary of the Company Designated as such pursuant to Section 3.12. Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of Section 3.12.

     "Voting Stock" means, with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

          (1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

          (2) the sum of the products obtained by multiplying:

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

               (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding Capital Stock (other than in the case of a Restricted Subsidiary not organized in the United States, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by the Company or any other Person that would meet this definition of Wholly Owned Restricted Subsidiary.

     Section 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the Commission have the meanings assigned to them by such definitions.

     Section 1.3 Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) "including" means including without limitation; and

     (5) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                                    THE NOTES

     Section 2.1 Form and Dating.


     (a) The Notes will be issued in fully-registered form without coupons, and only in denominations of $1,000 and any integral multiple thereof. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A.

     (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

     (c) The Notes may have notations, legends or endorsements as specified in
Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of issuance and show the date of its authentication.

     Section 2.2 Execution and Authentication.


     (a) Two Officers, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary or the Treasurer of the Company, shall sign the Notes for the Company by manual or facsimile signature, with or without a corporate seal affixed thereon. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence, and the only evidence, that such Note has been duly and validly authenticated and issued under this Indenture.

     (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $350,000,000.

     (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Each authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 2.2, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 2.2.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 2.2 without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 2.2, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 2.2.

     (e) In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

     Section 2.3 Registrar and Paying Agent.

     (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Note Guarantor may act as Paying Agent, Registrar, co-Registrar or transfer agent.

     (c) The Company initially appoints the Trustee at its Corporate Trust Office as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

     Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company or any Note Guarantor in making any such payment. If the Company or any Note Guarantor or an Affiliate of the Company or any Note Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Note Guarantor) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Note Guarantor or any Affiliate of the Company or any Note Guarantor, if the Company, a Note Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, such Note Guarantor or such Affiliate as Paying Agent.

     Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     Section 2.6 Global Note Provisions.

     (a) The Notes will be issued in the form of one or more permanent Global Notes. Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in

Section 2.7 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

     (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes. The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. Transfers of beneficial interests in a Global Note may be effected only through book entry by DTC and ownership of a beneficial interest in a Global Note must be reflected in book entry.

     (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

               (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

               (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

               (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. In such event, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.

     Section 2.7 Legends.


     Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

     Section 2.8 Transfer and Exchange.

     (a) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

     (b) (i) When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Notes at the Registrar's or co-Registrar's written request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.8, 3.11, 5.1 or 9.5).

          (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

          (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

          (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (c) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global
Note). The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

     (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     Section 2.9 Mutilated, Destroyed, Lost or Stolen Notes.


     (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

     (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses of the Company (including the fees and expenses of the Trustee and counsel) in connection therewith.

     (c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, any Note Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (d) The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutiliated, destroyed, lost or stolen Notes.

     Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

     Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with a Company Order or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

     Section 2.12 Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in clause (a) or (b) below.

     (a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special

Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b).

     (b) Notwithstanding Section 2.12(a), the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

     Section 2.13 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Additional Notes") having terms and conditions set forth in Exhibit A identical to those of the other Outstanding Notes, except that Additional Notes:

          (i) may have a different issue date from other Outstanding Notes;

          (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes; and

          (iii) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes);

provided, that no adjustment pursuant to this Section 2.13 shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Issue Date Notes.

                                  ARTICLE III

                                    COVENANTS

     Section 3.1 Payment of Notes.


     (a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Legal Tender on the dates and in the manner provided in the Notes and in this Indenture. Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company, a Note Guarantor or an

Affiliate of the Company or a Note Guarantor is acting as Paying Agent, the Company, such Note Guarantor or such Affiliate shall, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company, a Note Guarantor or an Affiliate of the Company or a Note Guarantor) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     (b) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     Section 3.2 Maintenance of Office or Agency.

     (a) The Company shall maintain each office or agency required under Section
2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Section 3.3 Corporate Existence and Corporate Separateness. (a) Subject to
Article IV and Section 11.2, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     Section 3.4 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not have a material adverse effect on the Company.

     Section 3.5 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

     Section 3.6 Further Instruments and Acts. The Company and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

     Section 3.7 Waiver of Stay, Extension or Usury Laws. The Company and each Note Guarantor covenants (to the fullest extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Note Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company and each Note Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 3.8 Change of Control.


     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the "Change of Control Payment").

     (b) Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a Change of Control Offer Notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above. This obligation will not continue after a discharge of the Company or defeasance from its obligations with respect to the Notes.

     (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof in integral multiples of $1,000 properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate); provided, that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

     (d) In the event that at the time of a Change of Control under the Indenture, the terms of the Bank Credit Facility restrict or prohibit the purchase of Notes following a Change of Control, then prior to the mailing of the notice to holders but in any event within 30 days following any Change of Control, the Company will undertake to:

          (1) repay in full the Bank Credit Facility, or

          (2) obtain the requisite consents under the Bank Credit Facility to permit the repurchase of the Notes.

     (e) The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

     (f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

     Section 3.9 Limitation on Incurrence of Additional Indebtedness.

     (a) The Company will not, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or Preferred Stock, except that:

               (1) the Company and any Note Guarantor may Incur Indebtedness, including Acquired Indebtedness, and any Note Guarantor may Incur Preferred Stock, and

               (2) any Restricted Subsidiary may Incur Acquired Indebtedness not Incurred in connection with, or in anticipation of, the relevant acquisition, merger or consolidation,

if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

     (b) Notwithstanding Section 3.9(a), the Company and its Restricted Subsidiaries, as applicable, may incur the following Indebtedness ("Permitted Indebtedness"):

               (1) Indebtedness not to exceed $200 million in respect of the Notes (excluding Additional Notes);

               (2) Guarantees by any Note Guarantor of Indebtedness of the Company or any other Note Guarantor permitted under the Indenture; provided, that if any such Guarantee is of Subordinated Indebtedness, then the Note Guarantee of such Note Guarantor shall be senior to such Note Guarantor's Guarantee of such Subordinated Indebtedness;

               (3) Indebtedness Incurred by the Company and any Restricted Subsidiary pursuant to a Bank Credit Facility, including the issuance and creation of letters of credit and banker's acceptances thereunder at any time outstanding not to exceed the greater of:

               (i) $250 million, and

               (ii) the sum of 80% of the net book value of the accounts receivable and 50% of the net book value of the inventory of the Company and its Restricted Subsidiaries at the date of determination (excluding accounts receivables or inventory pledged other than pursuant to the Bank Credit Facility or disposed of by the Company or a Restricted Subsidiary), less the amount of any permanent prepayments or reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale made after the Issue Date in order to comply with Section 3.11 and it being understood that the amount of Indebtedness permitted under this clause (b)(3) shall not be less than the amount specified in clause (b)(3)(ii) above and that amounts outstanding under the Bank Credit Facility on the Issue Date are deemed to be Incurred under this clause (b)(3);

               (4) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, excluding Indebtedness outstanding under clause (b)(2), (3), (5), (6), (7), (8), (9) or (11);

               (5) Indebtedness Incurred in connection with an Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes;

               (6) intercompany Indebtedness or Preferred Stock between or among the Company and any of its Restricted Subsidiaries; provided, that:

               (i) if the Company or any Note Guarantor is the obligor on such Indebtedness or Preferred Stock, such Indebtedness or Preferred Stock must be expressly subordinated to the prior payment in full of all obligations under the Notes and the Indenture, in the case of the Company, or such Note Guarantor's Note Guarantee, in the case of any such Note Guarantor, and

               (ii) in the event that at any time any such Indebtedness or Preferred Stock ceases to be held by the Company or a Restricted Subsidiary, such Indebtedness or Preferred Stock shall be deemed to be Incurred and not permitted by this clause (b)(6) at the time such event occurs;

               (7) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within three business days of Incurrence;

               (8) Indebtedness of the Company or any of its Restricted Subsidiaries in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements, and performance, surety or appeal bonds, in the ordinary course of business (including letters of credit or banker's acceptances in respect thereof);

               (9) Refinancing Indebtedness in respect of:

               (i) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to paragraph (a) above, or

               (ii) Indebtedness Incurred pursuant to clause (b)(1) or (b)(4) above;

               (10) Capitalized Lease Obligations and Purchase Money Indebtedness that do not exceed the greater of:

               (i) $15 million, and

               (ii) 5% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the date of determination in the aggregate at any one time outstanding;

               (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, excluding Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition;

               (12) Indebtedness of the Company or a Restricted Subsidiary to the extent the net proceeds thereof are deposited concurrently to defease the Notes as described in Article VIII;

               (13) Additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $25 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Bank Credit Facility); and

               (14) Indebtedness of any Restricted Subsidiary of the Company not organized under the laws of the United States, any state thereof or the District of Columbia in an aggregate principal amount not to exceed $25 million at any one time outstanding.

     (c) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 3.9:

               (1) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

               (2) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (a) and (b) above, the Company, in its sole discretion, will classify such item of Indebtedness or any portion thereof in any manner that complies with this covenant and may subsequently reclassify Indebtedness or any portion thereof that meets the criteria of more than one of the types of Indebtedness described in clause (b) above among the types of Indebtedness so described, and such items of Indebtedness or any portion thereof will be treated as having been Incurred pursuant to only one paragraph or clause in this Section 3.9;

               (3) accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.9; and

               (4) the maximum amount of any category of Permitted Indebtedness that the Company or any Restricted Subsidiary may Incur will not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

     Section 3.10 Limitation on Restricted Payments.


     (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

               (1) declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

               (i) dividends or distributions payable in Qualified Capital Stock of the Company,

               (ii) dividends or distributions payable to the Company and/or a Restricted Subsidiary, or

               (iii) pro rata dividends or distributions to the Company and/or a Restricted Subsidiary and minority holders of Capital Stock of a Restricted Subsidiary;

               (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company other than any Capital Stock owned by the Company or a Restricted Subsidiary;

               (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness other than Indebtedness permitted under Section 3.9(b)(6); or

               (4) make any Investment (other than Permitted Investments);

          if at the time of the Restricted Payment immediately after giving effect thereto:

               (i) a Default or an Event of Default shall have occurred and be continuing;

               (ii) the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.9(a); or

               (iii) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof, less the aggregate amount of Investment

          Return on all Investments covered by that definition as of the date thereof, shall exceed the sum of:

               (1) 50% of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, beginning with the first full fiscal quarter that follows the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; plus

               (2) 100% of the aggregate net cash proceeds (including net cash proceeds received upon the conversion of non cash proceeds) received by the Company from any Person from any:

                    (p) issuance and sale of Qualified Capital Stock of the
               Company or contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case, subsequent to the Issue Date, or

                    (q) issuance and sale of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary), excluding in each case, any net cash proceeds:

                    (x) received from a Restricted Subsidiary of the Company,

                    (y) used to redeem Notes under paragraph 5(b) of the Form of
               Reverse Side of Note contained in Exhibit A, or


                    (z) applied in accordance with Section 3.10(b).

          plus

               (3) $5 million.

     (b) Notwithstanding the preceding paragraph, this covenant does not prohibit:

               (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) the acquisition of any shares of Capital Stock of the Company or any Restricted Subsidiary,

               (i) in exchange for Qualified Capital Stock of the Company, or

               (ii) through the application of the net cash proceeds
                    received by the Company from a substantially concurrent issuance or sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Subsidiary of the Company;

          provided, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from Section 3.10(a)(iii)(2);

          (3) the prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent issuance or sale, other than to a Restricted Subsidiary of the Company, of:

               (i)  Qualified Capital Stock of the Company or

               (ii) Refinancing Indebtedness for such Subordinated Indebtedness;

          provided, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from Section 3.10(a)(iii)(2);

          (4) if no Default or Event of Default shall have occurred and be continuing, the defeasance, redemption, repurchase or other acquisition of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such repurchase, the Company has made the Change of Control Offer with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control;

          (5) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees officers or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors or pursuant to employee stock purchase, deferred compensation or similar plans approved by the Board of Directors not to exceed $2.5 million in the aggregate in any calendar year;

          (6) if no Default or event of Default shall have occurred and be continuing, the acquisition in open market purchases of Capital Stock of the Company for matching contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business;

          (7) repurchases by the Company of Qualified Capital Stock of the Company or options, warrants or other securities exercisable or convertible into Qualified Capital Stock of the Company deemed to occur upon exercise of such options, warrants or other convertible securities if such Qualified Capital Stock, options, warrants or other securities represent a portion of the exercise price of such options, warrants or convertible securities;

          (8) if no Default or Event of Default shall have occurred and be continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations; and

          (9) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments not to exceed $1 million in the aggregate.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (4), (5), (6), (8) and (9) of this Section 3.10(b) shall be included in such calculation and amounts expended (or deemed to be expended) pursuant to clauses (2), (3) and (7) of this Section 3.10(b) shall not be included in such calculation. In the event that a proposed Restricted Payment or any portion thereof meets the criteria of more than one of the clauses in the immediately preceding paragraph, the Company will be permitted to classify or reclassify such Restricted Payment or portion thereof as being within any one or more such clauses in respect of which it meets the criteria.

     Section 3.11 Limitation on Asset Sales.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

               (2) at least 75% of the consideration received for the assets sold or disposed of by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of any one or more of the following:

               (i) cash or Cash Equivalents;

               (ii) the assumption at the time of such Asset Sale by the purchaser of liabilities (other than Subordinated Indebtedness) of the Company and its Restricted Subsidiaries owed to Persons other than Affiliates of the Company as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect thereto;

               (iii) marketable securities received by the Company and its Restricted Subsidiaries at the time of such Asset Sale that are converted into cash or Cash Equivalents by the Company and its Restricted Subsidiaries within 90 days of such Asset Sale;

               (iv) assets (other than Capital Stock or current assets as determined in accordance with GAAP, except for current assets related to, and acquired in connection with, the acquisition of a business or of assets other than current assets) to be used by the Company or any Restricted Subsidiary in a Permitted Business; or

               (v) in the case of a sale or other disposition of Capital Stock of a Person other than a Subsidiary of the Company, Capital Stock of another Person that is not a Subsidiary of the Company immediately prior to such sale or other disposition.

     (b) The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 360 days thereof to any one or more of the following:

          (1) repay any Senior Indebtedness of the Company or any Note Guarantor or Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, in each case for borrowed money or constituting a Capitalized Lease Obligation and permanently reduce the commitments with respect thereto without Refinancing,

          (2) repay or repurchase and permanently reduce commitments with respect thereto without Refinancing Notes and other Senior Subordinated Indebtedness of the Company or any Note Guarantor for money borrowed on a pro rata basis based on their respective aggregate principal amounts, or

          (3) (i) make capital expenditures or purchase from a Person other than the Company and its Restricted Subsidiaries assets (other than Capital Stock or current assets as determined in accordance with GAAP, except for current assets related to, and acquired in connection with, the acquisition of a business or of assets other than current assets) to be used by the Company or any Restricted Subsidiary in a Permitted Business, or

          (ii) purchase Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Subsidiary or purchase all or substantially all of the assets of a business or division, which assets will be owned by the Company or a Restricted Subsidiary, in each case from a Person other than the Company and its Restricted Subsidiaries.

     (c) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 360 days of the Asset Sale as described in clause (1), (2) or (3) of Section 3.11(b), the Company will make an offer to purchase Notes (the "Asset Sale Offer"), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the "Asset Sale Offer Amount"). Pursuant to an Asset Sale Offer, the Company shall purchase from all tendering Holders on a pro rata basis, and, at the Company's option, on a pro rata basis with the holders of any other Senior Subordinated Indebtedness, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Subordinated Indebtedness to be purchased equal to such unapplied Net Cash Proceeds.

     (d) The purchase of Notes pursuant to an Asset Sale Offer shall occur not less than 20 business days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 360th day following the Asset Sale. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of $10 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of $10 million, shall be applied as required pursuant to this Section 3.11. Pending application in accordance with this Section 3.11, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings which can be reborrowed or invested in Cash Equivalents.

     (e) Each Asset Sale Offer Notice will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following such 360th day, with a copy to the Trustee offering to purchase the Notes as described above. Upon receiving an Asset Sale Offer Notice, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.

     (f) On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

          (2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     (g) To the extent Holders of Notes and holders of other Senior Subordinated Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not validly withdraw Notes or the other Senior Subordinated Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Senior Subordinated Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

     (h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with
Section 3.11 and the other provisions of this Indenture relating to Asset Sales, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under this Section 3.11 by virtue of such conflict.

     (i) Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. To the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.

     (j) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 3.11 within 360 days of conversion or disposition.

     Section 3.12 Limitation on Designation of Unrestricted Subsidiaries.

     (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 3.16; and

          (2) except for the Designation of a Subsidiary with less than $1,000 in total assets in which the Company and its Restricted Subsidiaries have made Investments of no more than $1,000, the Company would be permitted to make an

     Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) in accordance with Section 3.10 in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

     (b) Neither the Company nor any Restricted Subsidiary will at any time:

          (1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

          (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

          (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary.

     (c) The Company may revoke any Designation of a Subsidiary (other than a Receivables Subsidiary) as an Unrestricted Subsidiary (a "Revocation") only if:

          (1) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

     (d) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.

     Section 3.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     (a) Except as provided in Section 3.13(b), the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (2) make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     (b) Section 3.13(a) above will not apply to encumbrances or restrictions existing under or by reason of:


          (1) applicable law, rule, regulation or order;

          (2) the Indenture, the Notes and the Note Guarantees;

          (3) contractual restrictions or encumbrances as in effect on the Issue Date, including under the Bank Credit Facility, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those in existence on the Issue Date;

          (4) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under the Indenture;

          (5) any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition merger or consolidation, which encumbrances or restrictions are not, following the acquisition, merger or consolidation, applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired;

          (6) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

          (7) customary restrictions imposed on the transfer of copyrighted or patented materials;


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

          (8) Indebtedness of any Restricted Subsidiary not organized under the laws of the United States, any state thereof or the District of Columbia permitted to be Incurred subsequent to the Issue Date under Section 3.9, which encumbrances or restrictions are applicable to any such Restricted Subsidiary;

          (9) restrictions on cash or other deposits imposed by landlords, customers or suppliers in contracts in the ordinary course of business to secure the performance of any Restricted Subsidiary thereunder; or

          (10) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (2) or (5) of this Section 3.13(b); provided, that such Refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clauses (2) or (5).

     Section 3.14 Limitation on Layered Indebtedness.


     The Company will not, and will not permit any Note Guarantor to, directly or indirectly, Incur any Indebtedness that, by its express terms, is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is subordinate in right of payment to the Notes to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness, or ranks equally with, the Notes or, in the case of a Note Guarantor, its Note Guarantee; provided however that no Indebtedness of the Company shall be deemed to be contractually subordinated to any of the Indebtedness of the Company solely by virtue of being unsecured.

     Section 3.15 Limitation on Liens.

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind (except for Liens securing Indebtedness of a Restricted Subsidiary owing to the Company or a Note Guarantor or Senior Indebtedness and Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made:

          (1) in the case of the Company or any Restricted Subsidiary other than a Note Guarantor, to secure the Notes and all other amounts due under the Indenture; and

          (2) in the case of a Note Guarantor, to secure such Note Guarantor's Note Guarantee of the Notes and all other amounts due under the Indenture;

in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

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

     Section 3.16 Limitation on Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), unless:

          (1) the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

          (2) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $2.5 million, the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

          (3) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $15 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

     (b) Section 3.16(a) above shall not apply to:


          (1) Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

          (2) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors;

          (3) Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date, as in effect on the Issue Date, or the Crown Agreements, and any amendments, modifications or extensions thereto after the Issue Date that do not materially alter the terms of such existing obligations or the Crown Agreements, taken as a whole, to the detriment of the Holders as determined in good faith by the Company's Board of Directors, including a majority of the disinterested members thereof;


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

          (4) any Restricted Payments or Permitted Investments made in cash or any payments made with Capital Stock of the Company (other than Disqualified Capital Stock), in each case in compliance with Section 3.11;

          (5) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for business purposes, including travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and not exceeding $2.5 million outstanding at any one time;

          (6) the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

          (7) transactions effected as part of a Qualified Receivables Transaction;

          (8) the use of the proceeds from the issuance of the Issue Date Notes as described under the caption "Use of Proceeds" in the final prospectus dated _________, 2002 for the offering thereof; or

          (9) a non-recourse pledge of Capital Stock of an Unrestricted Subsidiary to secure a borrowing by such Unrestricted Subsidiary.

     Section 3.17 Conduct of Business.


     The Company and its Restricted Subsidiaries will not engage in any business other than a Permitted Business, except to the extent not material to the Company and its Restricted Subsidiaries taken as a whole.

     Section 3.18 Reports to Holders.


     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company will:

          (1) provide the Trustee and the Holders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; and

          (2) file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) above within the periods specified for such filings under the Exchange Act (whether or not applicable to the Company).

     (b) At any time when the Company is not subject to or is not current in its reporting obligations under clause (2) of the preceding paragraph, the Company will make


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

available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE IV

                                SURVIVING ENTITY

     Section 4.1 Merger, Consolidation and Sale of Assets.

     (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets, determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole, to any Person unless:

          (1) either:

                    (i) the Company shall be the surviving or continuing
               corporation, or

                    (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                    (A) shall be a corporation organized and validly existing under the laws of the United States, any State or territory thereof or the District of Columbia, and

                    (B) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(ii)(B) above (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.9(a);

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

               (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(ii)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

               (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of the Indenture.

For purposes of this Section 4.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The provisions of clause (a) above shall not apply to:

          (v) any transfer of the properties or assets of a Restricted Subsidiary to the Company and/or to a Note Guarantor;

          (w) any merger or consolidation of a Restricted Subsidiary into or with the Company or a Note Guarantor;

          (x) any merger or consolidation of the Company into or with a Wholly Owned Restricted Subsidiary created for the purpose of holding the Capital Stock of the Company;

          (y) a merger or consolidation between the Company and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States;

          (z) the transfer of all or substantially all of the properties or assets of the Company to a Wholly-Owned Restricted Subsidiary that is a Note Guarantor;

          (aa) any transfer of the properties or assets of a Restricted Subsidiary that is not a Note Guarantor to a Restricted Subsidiary; or

          (bb) any merger or consolidation of a Restricted Subsidiary that is not a Note Guarantor into or with a Restricted Subsidiary;

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

so long as, in each case the Indebtedness of the Company and the Restricted Subsidiaries (including a Surviving Entity) is not increased thereby.

     (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this covenant, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such. For the avoidance of doubt, compliance with this covenant shall not affect the obligations of the Company (including a Surviving Entity, if applicable) under Section 3.8, if applicable.

     (c) Each Note Guarantor will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company) that is not a Note Guarantor unless:

          (1) such Person (if such Person is the surviving entity) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with the Indenture;

          (2)  such Note Guarantee is to be released as provided in Article XI;

          (3) such sale or other disposition of substantially all of such Note Guarantor's assets is made in accordance with Section 3.11; or

          (4) upon any consolidation, combination or merger or any transfer or all or substantially all of the properties and assets of any Note Guarantor in accordance with this covenant, in which the Note Guarantor is not the continuing corporation, the surviving entity formed by such consolidation or into which the Note Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Note Guarantor under its Note Guarantee with the same effect as if such surviving entity had been named as such.

                                   ARTICLE V

                          OPTIONAL REDEMPTION OF NOTES

     Section 5.1 Optional Redemption. The Company may redeem the Notes, in whole at any time or in part from time to time, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.

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

     Section 5.2 Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.




     Section 5.3 Notice of Redemption.

     (a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 13.2, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

     (b) If either (i) the Company is not redeeming all Outstanding Notes, or
(ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers' Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by paragraph (c) of this Section 5.3 (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company's expense.

     (c) All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the redemption price and the amount of any accrued interest payable as provided in Section 5.6,

          (3) whether or not the Company is redeeming all Outstanding Notes,

          (4) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming,

          (5) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

          (6) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment,

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

     that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

          (7) the place or places where a Holder must surrender the Holder's Notes for payment of the redemption price, and

          (8) the CUSIP number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP number.

     Section 5.4 Selection of Notes to Be Redeemed in Part. (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes, or portions of the Notes, for redemption shall be made by the Trustee only on a pro rata basis, or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC) unless that method is prohibited. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. No notes of a principal amount of $1,000 or less shall be redeemed or repurchased in part, and Notes of a principal amount in excess of $1,000 may be repurchased or redeemed in part in multiples of $1,000 only. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple of $1,000) of the principal of Notes that have denominations larger than $1,000.

     (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

     Section 5.5 Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

     Section 5.6 Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the


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

Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

     Section 5.7 Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided, that each new Note will be in a principal amount of $1,000 or integral multiple of $1,000.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     Section 6.1 Events of Default.

     (a) Each of the following is an "Event of Default":

          (1) default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer, whether or not prohibited by Article X or XII;

          (2) default for 30 days or more in the payment when due of interest on any Notes, whether or not prohibited by the provisions of the Indenture described under Article X or XII;

          (3) the failure to perform or comply with any of the provisions described under Section 4.1;

          (4) the failure to perform or comply with any of the provisions described under Section 3.8 (other than the failure to make a required payment to purchase Notes tendered pursuant to a Change of Control Offer), Sections 3.9, 3.10, 3.11 (other than the failure to make a required payment to purchase Notes tendered pursuant to an Asset Sale Offer), 3.12, 3.13, 3.15, 3.16, or 3.18 for 30 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (5) the failure to perform or comply with any other covenant or agreement contained in the Indenture or in the Notes for 60 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

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

          (6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the aggregate amount of such Indebtedness unpaid or accelerated exceeds $10 million;

          (7) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments (net of any amounts covered by third party insurance) against any of them, aggregating $10 million or more, which judgment(s) remain outstanding for a period of 60 days or more and are not paid, discharged, bonded or stayed;

          (8) a Bankruptcy Event of Default; or

          (9) any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor's obligations under its Note Guarantee (other than by reason of the termination of the Indenture or the release of any Note Guarantee in accordance with the Indenture).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     (b) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, their status and what action the Company proposes to take in respect thereof.

     Section 6.2 Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(8) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration." If an Event of Default specified in Section 6.1(a)(8) above occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     (b) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

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

          (2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

          (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

     Section 6.3 Other Remedies.

     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

     Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Sections 7.1 and 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture unless the Holders have offered to the Trustee reasonable indemnity; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

     Section 6.6 Limitation on Suits. No Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

          (1) such Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) Holders of at least 25% in aggregate principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;




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

          (3) such Holders of the Notes provide to the Trustee satisfactory indemnity;

          (4) the Trustee does not comply with the request delivered in clause
     (2) within 60 days; and

          (5) during such 60 day period the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

     Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.8 Collection Suit by Trustee. If an Event of Default specified in
Section 6.1(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Note Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

     Section 6.9 Trustee May File Proofs of Claim, etc.

     (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

          (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Note Guarantor or any Subsidiary of the Company or their respective creditors or properties; and

          (ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

     (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization,

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arrangement, adjustment or composition affecting the Notes or the rights of any
Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

     FIRST: to the Trustee for amounts due under Section 7.7;

     SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     THIRD: to the Company or, to the extent the Trustee collects any amount pursuant to Article XI from any Note Guarantor, to such Note Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

                                  ARTICLE VII

                                     TRUSTEE

     Section 7.1 Duties of Trustee.

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the


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     opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

     (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

     Section 7.2 Rights of Trustee. Subject to Section 7.1:

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     (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting at the direction of the Company or any Note Guarantor, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) If the Trustee shall reasonably determine it necessary or advisable after due inquiry of the Company, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during normal business hours upon reasonable prior notice.

     (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Note Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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     Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

     Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of the Note and the Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

     Section 7.6 Reports by Trustee to Holders. The Trustee shall comply with TIA ss. 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

     Section 7.7 Compensation and Indemnity.


     (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel.

     (b) The Company and the Note Guarantors shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Note Guarantor or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such

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defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

     (c) To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

     (d) The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(8), the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided that this shall not affect the Trustee's rights as set forth in this Section 7.7 or Section 6.10.

     Section 7.8 Replacement of Trustee.

     (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of

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

the Outstanding Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     Section 7.9 Successor Trustee by Merger.


     (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

     Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

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                                  ARTICLE VIII

                       DEFEASANCE; DISCHARGE OF INDENTURE

     Section 8.1 Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option, at any time, elect to have either paragraph (b) or (c) of this Section 8.1 be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.2.

     (b) Upon the Company's exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 8.2 (including Section 8.2(4)(b)) are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section
8.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

          (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.3, and as more fully set forth in
     Section 8.3, payments in respect of the principal of, premium and interest on such Notes when such payments are due,

          (ii) the Company's obligations with respect to such Notes under Sections 2.3, 2.9, 2.10, and 3.2,

          (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

          (iv) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

     (c) Upon the Company's exercise under paragraph (a) of this Section 8.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Sections 3.4, 3.5, 3.8 through 3.18 and Article IV (except Section 4.1(a)(1) and (4)) with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such

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

covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1(a)(3), (4), (5), (6), (7) or (9), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     Section 8.2 Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent investment bankers or independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, subject to customary exceptions and qualifications, reasonably acceptable to the Trustee and not from an employee of the Company to the effect that:

               (a) the Company have received from, or there has been published by, the Internal Revenue Service a ruling; or

               (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, subject to customary exceptions and qualifications, reasonably acceptable to the Trustee and not from an employee of the Company to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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

          (4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to Section 8.2(1) of this paragraph and, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) the Trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (8) the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary exceptions and qualifications, reasonably acceptable to the Company and not from an employee of the Company to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

     Section 8.3 Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

     Section 8.4 Repayment to Company.

     (a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

     (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

     Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed

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

against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of, premium or any interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

     Section 8.7 Satisfaction and Discharge. The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Outstanding Notes when:

     (a) either:

          (1) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

          (2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

     (b) the Company or any Note Guarantor has paid all other sums payable under this Indenture and the Notes by it; and

     (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

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                                   ARTICLE IX

                           AMENDMENTS AND SUPPLEMENTS

     Section 9.1 Without Consent of Holders.

     (a) The Company, the Note Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any
Holder:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to comply with Article IV in respect of the assumption by a Surviving Entity of the obligations of the Company under the Notes and this Indenture;

     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, that, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

     (4) to add Guarantees with respect to the Notes or to secure the Notes;

     (5) to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Note Guarantor;

     (6) to comply with any requirements of the Commission in connection with maintaining the qualification of this Indenture under the TIA;

     (7) to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect; or

     (8) to provide for the issuance of Additional Notes as permitted by Sections 2.2(c) and 2.13.

     (b) After an amendment or supplement under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.1.

     Section 9.2 With Consent of Holders.

     (a) The Company, the Note Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Section 6.4, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

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          (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Defaults or Events of Default;

          (6) amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

          (7) eliminate or modify in any manner the obligations of a Note Guarantor with respect to its Note Guarantee, which adversely affects Holders in any material respect, except as contemplated in this Indenture; or

          (8) make any change to the rights of the Holders under Article X or
     Article XII that adversely affects the Holders in any material respect, except as otherwise provided for in this Indenture.

     (b) It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     (c) After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

     (d) No amendment may be made to the subordination provisions of the Indenture or the Notes without the consent of the holders of debt under an outstanding Bank Credit Facility (or any Representative).

     Section 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

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     Section 9.4 Revocation and Effect of Consents.

     (a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

     (b) The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA ss. 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective more than 90 days after such record date.

     Section 9.5 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

     Section 9.6 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

                                   ARTICLE X

                           SUBORDINATION OF THE NOTES

     Section 10.1 Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company

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and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. The Notes shall in all respects rank pari passu with, or be senior to, all other Indebtedness of the Company. All provisions of this Article X shall be subject to Section 10.12.

     Section 10.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment by the Company for the benefit of its creditors or the marshaling of the assets and liabilities of the Company:

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect thereof before Holders shall be entitled to receive any payment of principal of, premium or interest on the Notes; and

          (2) until such Senior Indebtedness is paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article X shall be made to holders of such Senior Indebtedness as their interests may appear;

except that Holders may receive (a) Permitted Junior Securities and (b) payments and other distributions made from any defeasance trust created pursuant to
Article VIII.

     Section 10.3 Default on Designated Senior Indebtedness of the Company. (a) The Company may not pay the principal of, premium or interest on the Notes or make any deposit pursuant to Section 8.1 and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes"), other than payments and other distributions in the form of Permitted Junior Securities or from any defeasance trust created pursuant to Section 8.1 if:

          (i) any Designated Senior Indebtedness of the Company is not paid in full when due beyond any applicable grace period or the maturity of any such Designated Senior Indebtedness is accelerated in accordance with its terms following a default thereon (a "Payment Default"); or

          (ii) any default other than a Payment Default occurs and is continuing on Designated Senior Indebtedness of the Company that permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of that default (a "Payment Blockage Notice") from the holders of the Designated Senior Indebtedness or a Representative for any such holders.

     (b) Payments on the Notes may and shall be resumed:

          (i) in the case of a Payment Default, on the date on which it is cured or waived and the acceleration, if any, of the relevant Designated Senior Indebtedness has been rescinded in writing by the holders thereof if it remains outstanding; or

          (ii) in case of a default other than a Payment Default, the earlier of:

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          (x) the date on which it is cured or waived and the acceleration, if any, of the relevant Designated Senior Indebtedness has been rescinded in writing by the holders thereof or a Representative for any such holders if it remains outstanding,

          (y) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the relevant Designated Senior Indebtedness of the Company has been accelerated, or

          (z) the date the Trustee receives written notice from the holders of the Designated Senior Indebtedness or a Representative for any such holders rescinding the Payment Blockage Notice.

     (c) No new Payment Blockage Notice may be delivered unless and until 180 days have elapsed since the termination of the prohibition on payments on the Notes and the Note Guarantees pursuant to the immediately prior Payment Blockage Notice.

     (d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 days.

     Section 10.4 Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration.

     Section 10.5 When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article X should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear. If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described in Section 8.1) when the payment is prohibited by this Article X, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness of the Company. Upon the proper written request of the holders of Senior Indebtedness of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness of the Company or their Representative.

     Section 10.6 Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full in cash or Cash Equivalents, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior

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Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

     Section 10.7 Relative Rights. This Article X defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay its Obligations in respect of this Indenture and the Notes in accordance with their terms; or

          (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders as provided in this Article X.

     Section 10.8 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     Section 10.9 Rights of Trustee and Paying Agent.

     (a) Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a Representative, only the Representative may give the notice.

     (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

     Section 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

     Section 10.11 Article X Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

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     Section 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

     Section 10.13 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

     Section 10.14 Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

     Section 10.15 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

     Section 10.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall

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be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                                 NOTE GUARANTEES

     Section 11.1 Note Guarantees.

     (a) Each Note Guarantor hereby fully, unconditionally guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations under this Indenture and the Notes. Each Note Guarantor further agrees (to the extent permitted by law) that the Obligations under this Indenture and the Notes may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this
Article XI notwithstanding any extension or renewal of any Obligation under this Indenture and the Notes. Each Note Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.

     (b) Each Note Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations under this Indenture and the Notes and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Obligations under this Indenture. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against such Note Guarantor under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;
(iv) the failure of any Holder to exercise any right or remedy against any other Note Guarantor; or (v) any change in the ownership of the Company.

     (c) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

     (d) The obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations under this Indenture or the Notes or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any

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thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations under this Indenture or the Notes, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

     (e) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations under this Indenture or the Notes is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

     (f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations under this Indenture or the Notes when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

          (i) the unpaid amount of such Obligations under this Indenture or the Notes then due and owing; and

          (ii) accrued and unpaid interest on such Obligations under this Indenture or the Notes then due and owing (but only to the extent not prohibited by law).

     (g) Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand:

          (i) the maturity of the Obligations under this Indenture or the Notes guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations under this Indenture or the Notes guaranteed hereby; and

          (ii) in the event of any such declaration of acceleration of such Obligations under this Indenture or the Notes, such Obligations under this Indenture or the Notes (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of its Note Guarantee.

     (h) Each Note Guarantee is, to the extent and in the manner set forth in
Article XII, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Note Guarantor and is made subject to such provisions of this Indenture.

     Section 11.2 Limitation on Liability; Termination, Release and Discharge.

     (a) The obligations of each Note Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such

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Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     (b) A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event:

          (1) there is a Legal Defeasance of the Notes as described under
     Section 8.1;

          (2) there is a sale or other disposition of Capital Stock of such Note Guarantor following which such Note Guarantor is no longer a direct or indirect Subsidiary of the Company;

          (3) such Note Guarantor is Designated as an Unrestricted Subsidiary in accordance with Section 3.12;

          (4) there is a sale or other disposition of all or substantially all of the assets of that Note Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company; or

          (5) such Note Guarantor's guarantee of the Bank Credit Facility, and if the Bank Credit Facility is no longer outstanding, any other Indebtedness of the Company, is fully and unconditionally released, except that such Note Guarantor shall subsequently be required to become a Note Guarantor by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel at such time as it guarantees the Bank Credit Facility, or if the Bank Credit Facility is no longer outstanding, any other Indebtedness of the Company.

provided, that the transaction is carried out in accordance with any other applicable provisions of the Indenture. At the request of the Company, the Trustee shall execute and deliver an instrument evidencing such release.

     Section 11.3 Right of Contribution. Each Note Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Note Guarantor in a pro rata amount, based on the net assets of each Note Guarantor determined in accordance with GAAP. The provisions of this Section 11.3 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.

     Section 11.4 No Subrogation. Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any of the guaranteed Obligations under this Indenture or the Notes until payment in full of all Obligations under this Indenture or the Notes and all obligations under this Indenture or the Notes to which the Obligations under this

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Indenture or the Notes are subordinated. If any amount shall be paid to any Note
Guarantor on account of such subrogation rights at any time when all of the Obligations under this Indenture or the Notes and all obligations to which the Obligations under this Indenture or the Notes are subordinated shall not have been paid in full, such amount shall be held by such Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Trustee in the exact form received by such Note Guarantor (duly endorsed by such Note Guarantor to the Trustee, if required), to be applied against the Obligations under this Indenture or the Notes or obligations to which the Obligations under this Indenture or the Notes are subordinated.

     Section 11.5 Additional Note Guarantees. If any Person becomes a Domestic Restricted Subsidiary (including upon a Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary) and Guarantees the Bank Credit Facility, or if the Bank Credit Facility is no longer outstanding, any other Indebtedness of the Company, the Company will cause that Domestic Restricted Subsidiary (an "Additional Note Guarantor") to become a Note Guarantor on a senior subordinated basis by executing a supplemental indenture (an "Additional Note Guarantee") in substantially the form set forth in Exhibit B, and providing the Trustee with an Officers' Certificate and Opinion of Counsel within 10 business days of the date such Person becomes a Restricted Subsidiary, but in no event later than the date that such Person Guarantees any other Indebtedness of the Company.

                                  ARTICLE XII

                      SUBORDINATION OF THE NOTE GUARANTEES

     Section 12.1 Agreement to Subordinate. Each Note Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of such Note Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of such Note Guarantor shall rank senior to the obligations of such Note Guarantor under its Guarantee in accordance with the provisions set forth herein. The obligations of each Note Guarantor under its Guarantee shall in all respects rank pari passu with, or be senior to, all other Indebtedness of such Note Guarantor.

     Section 12.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Note Guarantor to creditors upon a total or partial liquidation or dissolution of such Note Guarantor, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property, an assignment by such Note Guarantor for the benefit of its creditors or the marshaling of the assets and liabilities of such Note Guarantor:

          (1) holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full of all Obligations due in respect thereof before Holders shall be entitled to receive any payment pursuant to the Note Guarantee of such Note Guarantor; and

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          (2) until such Senior Indebtedness of such Note Guarantor is paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their interests may appear;

except that Holders may receive (a) Permitted Junior Securities and (b) payments and other distributions made from any defeasance trust created pursuant to
Article VIII.

     Section 12.3 Default on Designated Senior Indebtedness of Note Guarantors. Each Note Guarantor may not pay the principal of, premium or interest on the Notes or make any deposit pursuant to Section 8.1 and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay its Note Guarantee"), other than payments and other distributions in the form of Permitted Junior Securities or from any defeasance trust created pursuant to Section 8.1 if:

          (i) any Designated Senior Indebtedness of such Note Guarantor is not paid in full when due beyond any applicable grace period or the maturity of any such Designated Senior Indebtedness is accelerated in accordance with its terms following a Payment Default; or

          (ii) any default other than a Payment Default occurs and is continuing on Designated Senior Indebtedness of such Note Guarantor that permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Company, the holders of the Designated Senior Indebtedness or a Representative for any such holders.

          (b) Payments on such Note Guarantee may and shall be resumed:

               (i) in the case of a Payment Default, on the date on which it is cured or waived and the acceleration, if any, of the relevant Designated Senior Indebtedness has been rescinded in writing by the holders thereof if it remains outstanding; or

               (ii) in case of a default other than a Payment Default, the earlier of:

          (x) the date on which it is cured or waived and the acceleration, if any, of the relevant Designated Senior Indebtedness has been rescinded in writing by the holders thereof or a Representative for any such holders if it remains outstanding,

          (y) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the relevant Designated Senior Indebtedness of the Note Guarantor has been accelerated, or

          (z) the date the Trustee receives written notice from the holders of the Designated Senior Indebtedness or a Representative for any such holders rescinding the Payment Blockage Notice.

          (c) No new Payment Blockage Notice may be delivered unless and until 180 days have elapsed since the termination of the prohibition on payments on the Notes and the Note Guarantees pursuant to the immediately prior Payment Blockage Notice.

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

          (d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been cured or waived for a period of not less than 90 days.

     Section 12.4 Demand for Payment. If a demand for payment is made on any Note Guarantor pursuant to Article XI, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such Note Guarantor of such demand.

     Section 12.5 When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article XII should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of the Senior Indebtedness of the relevant Note Guarantor and pay it over to them or their Representative as their interests may appear. If the Trustee or any Holder of the Notes receives a payment in respect of a Note Guarantee (except in Permitted Junior Securities or from the trust described in Section 8.1) when the payment is prohibited by this Article XII, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness of such Note Guarantor. Upon the proper written request of the holders of Senior Indebtedness of such Note Guarantor, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness of such Note Guarantor or their Representative.

     Section 12.6 Subrogation. After all Senior Indebtedness of each Note Guarantor is paid in full in cash or Cash Equivalents and until the Notes are paid in full in cash or Cash Equivalents, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XII to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between each Note Guarantor and Holders, a payment by such Note Guarantor on such Senior Indebtedness.

     Section 12.7 Relative Rights. This Article XII defines the relative rights of Holders and holders of Senior Indebtedness of each Note Guarantor. Nothing in this Indenture shall:

          (1) impair, as between each Note Guarantor and the Holders, the obligation of such Note Guarantor, which is absolute and unconditional, to pay its Obligations in respect of its Guarantee to the extent set forth in
     Article XI; or

          (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default by any Note Guarantor under its obligations under its Guarantee, subject

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

     to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions otherwise payable to Holders as provided in this
     Article XII.

     Section 12.8 Subordination May Not Be Impaired by Note Guarantors. No right of any holder of Senior Indebtedness of any Note Guarantor to enforce the subordination of the obligations of such Note Guarantor shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

     Section 12.9 Rights of Trustee and Paying Agent.

     (a) Notwithstanding Section 12.3, the Trustee or Paying Agent may continue to make payments on each Note Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XII. The Company, any Note Guarantor, the Registrar or co-Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Note Guarantor may give the notice; provided, however, that, if any Senior Indebtedness of any Note Guarantor has a Representative, only the Representative may give the notice.

     (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Senior Indebtedness of any Note Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

     Section 12.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

     Section 12.11 Article XII Not to Prevent Defaults Under the Note Guarantees or Limit Right To Demand Payment. The failure to make a payment pursuant to any Note Guarantee by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default under such Note Guarantee. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Note Guarantor pursuant to
Article XI.

     Section 12.12 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representative for the holders of Senior Indebtedness of any Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of such Note Guarantor to participate in any payment or distribution pursuant to this
Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

     Section 12.13 Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of any Note Guarantor as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

     Section 12.14 Trustee Not Fiduciary for Holders of Senior Indebtedness of Note Guarantors. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company, any Note Guarantor or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this
Article XII or otherwise.

     Section 12.15 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1 Trust Indenture Act Controls. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Note Guarantor

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

in addition to performing its obligations under its Note Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

     Section 13.2 Notices.

     (a) Any notice or communication shall be in writing and delivered in person, by facsimile or mailed by first-class mail, postage prepaid, addressed as follows:

     if to the Company:

     Constar International Inc.
     One Crown Way
     Philadelphia, PA 19154-4599
     Attention: [      ]

     if to the Trustee:

     Wells Fargo Bank Minnesota, National Association

     [          ]

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (b) Any notice or communication mailed to a registered Holder shall be mailed or delivered by an overnight delivery service to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or delivered within the time prescribed.

     (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     (d) In case by reason of suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

     (e) Except as provided in the next sentence, nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture. The provisions of Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness and the provisions of Article XII are intended to be for the benefit of, and shall be enforceable directly by, the Holders of Senior Indebtedness of any Note Guarantors.

     (f) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the

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

event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     (g) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Note Guarantors.

     Section 13.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture (including the Note Guarantees) or the Notes. The Company, the Note Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

     Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 13.5 Statements Required in Certificate or Opinion.
Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

     Section 13.6 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     Section 13.7 Governing Law, etc.

          (i) THIS INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, EACH NOTE GUARANTEE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY LAW.

     (b) Nothing in this Section 13.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

     Section 13.8 No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Restricted Subsidiary shall not have any liability for any obligations of the Company or such Note Guarantor under the Notes (including the Note Guarantees), this Indenture or the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

     Section 13.9 Successors. All agreements of the Company and the Note Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 13.10 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

     Section 13.11 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 13.12 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                      CONSTAR INTERNATIONAL INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

Attest:

-------------------------





                                      CONSTAR INC.,
                                           as Note Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

Attest:

-------------------------





                                      BFF INC.,
                                           as Note Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

Attest:

-------------------------

                                      DT, INC.,
                                           as Note Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

Attest:

-------------------------




                                      CONSTAR PLASTICS, LLC,
                                           as Note Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

Attest:

-------------------------




                                      CONSTAR FOREIGN HOLDINGS, INC.,
                                           as Note Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

Attest:

-------------------------

                              WELLS FARGO BANK MINNESOTA, National Association,
                                    as Trustee

                              By:
                                   -----------------------------------------
                                   Name:
                                   Title:

[Corporate Seal]

Attest:

-------------------------

                                                                       EXHIBIT A

                                  FORM OF NOTE

         [Include the following legend for Global Notes only:

          "THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

                              FORM OF FACE OF NOTE

No. [___]                                     Principal Amount $[______________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                          CUSIP NO. ____________

                  Constar International Inc., a Delaware corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on [ ], 2012.

                  Interest Payment Dates: [     ] 1 and [     ] 1

                  Record Dates:           [     ] 15 and [    ] 15

                  Additional provisions of this Note are set forth on the other side of this Note.

                                      CONSTAR INTERNATIONAL INC.


                                      By:_______________________________
                                         Name:
                                         Title:

                                      By:_______________________________
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Wells Fargo Bank Minnesota, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:  __________________________
         Authorized Signatory                         Date:  ___________________

                          FORM OF REVERSE SIDE OF NOTE

                     ___% Senior Subordinated Notes Due 2012

1. Interest

     Constar International Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the "Company"), for value received, promises to pay interest on the principal amount of this Note at the rate per annum shown above.

     The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing [ ] 1, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from [Issue Date]. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful ("Defaulted Interest"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

     Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

     Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) at the office or agent of the Paying Agent in New York City unless the Company elects to make interest payments by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.

4. Indenture

     The Company issued the Notes under an Indenture, dated as of [ ], 2002 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture")), between the Company, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

     The Notes are general unsecured obligations of the Company limited to $350,000,000 aggregate principal amount, of which $200,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes of up to an additional $150,000,000 aggregate principal amount of ___% Senior Subordinated Notes Due 2012. All Notes will be treated as a single class of securities under the Indenture.

     To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, Constar, Inc., BFF Inc., DT, Inc., Constar Plastics, LLC and Constar Foreign Holdings, Inc. have unconditionally guaranteed (and certain future Domestic Restricted Subsidiaries will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture. The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

5. Redemption

     (a) Except as stated below, the Company may not redeem the Notes prior to 2007. The Company may redeem the Notes, at its option, in whole at any time or
in part from time to time, on and after      , 2007, at the following redemption
prices, expressed as percentages of the principal amount thereof, if redeemed
during the twelve-month period commencing on      of any year set forth below:

             Year                                          Percentage

             2007 .....................................          %
             2008 .....................................          %
             2009 .....................................          %
             2010 and 2011 ............................       100%



          (b) At any time, or from time to time, on or prior to          , 2005,
the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount
of the Notes issued up to that time at a redemption price equal to   % of the
principal amount thereof; provided, that:

     (1) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued up to that time (including Additional Notes, if any) remains outstanding; and

     (2) the Company shall make such redemption not more than 90 days after the consummation of such Equity Offering.

"Equity Offering" means a primary sale by the Company of Qualified Capital Stock of the Company to Persons who are not Subsidiaries of the Company, other than pursuant to a registration statement filed on Form S-8 or in connection with the exercise of options by employees of the Company or its Subsidiaries.

          (c) In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of the Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Offer Notice. As more fully described in the Indenture, the Change of Control Offer Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law.

          (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder's Notes together with holders of certain other Indebtedness at

100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

7. Subordination

     This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company or the relevant Note Guarantor, as the case may be. This Note and the Note Guarantees in all respects rank pari passu with, or senior to, all other Indebtedness of the Company or the relevant Note Guarantor, as the case may be. By accepting a Note, each Holder agrees to the subordination provisions set forth in the Indenture, authorizes the Trustee to acknowledge such subordination provisions and give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8. Denominations; Transfer; Exchange

     The Notes are in fully registered form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

9. Persons Deemed Owners

     The registered holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Discharge Prior to Redemption or Maturity

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12. Amendment, Supplement, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Additional Notes.

13. Defaults and Remedies

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Note Guarantor shall not have any liability for any obligations of the Company or such Note Guarantor under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this
Note in larger type. Requests may be made to:

     Constar International Inc.
     One Crown Way
     Philadelphia, PA  19154-4599
     Attention:

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

                        (Print or type assignee's name, address and zip code)

                        (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________           Your Signature:___________________

Signature Guarantee:______________________________
                          (Signature must be guaranteed)


_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                         [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:

Date of          Amount of decrease     Amount of increase in    Principal Amount of     Signature of
Exchange         in Principal Amount    Principal Amount of      this Global Note        authorized signatory
                 of this Global Note    this Global Note         following such          of Trustee or Note
                                                                 decrease or increase    Custodian


---------        --------------------   ---------------------    --------------------    --------------------]


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 or 3.11 of the Indenture, check either box:

                           [  ] 3.8                [  ] 3.11


                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.8 or 3.11 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) that you want to
have purchased by the Company:   $

Date:  __________          Your Signature ____________________________
                           (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:       _______________________________________
                           (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                                                                       EXHIBIT B

          FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE GUARANTEES

                  This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture"), between [name of Additional Note Guarantor], a [________] [corporation][limited liability company] (the "New Note Guarantor"), Constar International Inc., a Delaware corporation (together with its successors and assigns, the "Company"), each other Note Guarantor under the Indenture referred to below, and Wells Fargo Bank Minnesota, National Association as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of [ ], 2002 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of ___% Senior Subordinated Notes Due 2012 of the Company (the "Notes");

     WHEREAS, pursuant to Section 11.5 of the Indenture provides that the Company is required to cause each Domestic Restricted Subsidiary created or acquired by the Company to execute and deliver to the Trustee an Additional Note Guarantee pursuant to which such Domestic Restricted Subsidiary will unconditionally guarantee, jointly and severally with the other Note Guarantors, the Company's full and prompt payment of the Obligations (as defined in the Indenture) in respect of the Indenture and the Notes; and

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the existing Note Guarantors are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Company, each other Note Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

                                   ARTICLE II
                        AGREEMENT TO BE BOUND; GUARANTEE

     Section 2.1. Agreement to be Bound. The New Note Guarantor hereby becomes a party to the Indenture as a Note Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Indenture. The New Note Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a

Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

     Section 2.2. Guarantee. The New Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article XI of the Indenture, subject to Article XII of the Indenture.

                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the New Note Guarantor.

     Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

     Section 3.3. Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 13.8 of the Indenture.


     Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

     Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                      CONSTAR INTERNATIONAL INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      [NAME OF NEW NOTE GUARANTOR],
                                         as a Note Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

   [Complete the following signature block for each existing Note Guarantor:]

                                      [NAME OF NOTE GUARANTOR],
                                           as a Note Guarantor

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION
                                           as Trustee

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       3